                                                                   Exhibit 10.3

                                 EMPLOYMENT AGREEMENT

          THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of January 29, 1999 by and between SEAN MALOY ("Executive"), and QCS.net CORPORATION, a Delaware corporation (the "Company").

          WHEREAS, Executive and the Company deem it to be in their respective best interests to enter into an agreement providing for the employment of Executive with the Company pursuant to the terms herein stated, which terms include provisions for salary payments and death, disability, retirement and severance and other benefits to be paid by the Company to Executive or his designated beneficiaries; and

          WHEREAS, Executive and the Company mutually desire that Executive's employment with the Company will commence as of the date the Board of Directors shall approve this Agreement (the "Effective Date"), except that for salary, bonus and benefits purposes his employment will be effective as of February 15, 1999 (the "Salary Effective Date");

          NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, Executive and the Company have agreed and do hereby agree as follows:

          1.   DUTIES.

               (a) Commencing as of the Effective Date, the Company does hereby employ, engage and hire Executive as President and Chief Executive Officer of the Company, and Executive does hereby accept and agree to such hiring, engagement and employment. Executive shall be responsible for the business and operations of the Company and for worldwide marketing, sales and business development efforts on behalf of Company and shall do and perform all services and acts necessary or advisable to fulfill the duties and responsibilities of his position and shall render such services on the terms set forth herein. Executive shall report to and be subject to the supervision and control of the Board of Directors of the Company. In addition, Executive shall have such other executive and managerial powers and duties with respect to the Company and its subsidiaries as may reasonably be assigned to him by the Board, to the extent consistent with his position and status as President and Chief Executive Officer of the Company. It is understood and agreed that Executive's initial duties shall include, without limitation, the preparation of a business plan for the Company relating to the location of corporate facilities and personnel functions, functions of management, sales and marketing and business operations, to be approved by the Board of Directors, and, subject to such approval, the Company agrees to use all reasonable effort to obtain the reasonable and necessary capital investment for such plan which is

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Exhibit 10.3
expected to be funded by outside investor capital from among existing investors in the Company.

               (b) Executive agrees that he may be appointed on or after the Effective Date to serve on the Board of Directors of the Company. If elected, Executive agrees to serve as a director of the Company upon such appointment and to resign such directorship upon the termination of his employment with the Company for any reason.

          2. TERM OF AGREEMENT. The term ("Term") of this Agreement shall commence on the Effective Date and shall continue indefinitely unless Executive's employment hereunder is terminated in accordance with the terms of this Agreement.

          3.   COMPENSATION.

               (a) BASE SALARY. Effective from and after the Salary Effective Date, the Company shall pay Executive an annual base salary at the rate of $300,000 per year or such higher amount as the Company may from time to time determine (the "Base Salary"), payable in equal biweekly installments in accordance with the normal payroll procedures of the Company or at such other time or times as Executive and the Company shall agree. Executive shall receive an annual performance review no less frequently than on each anniversary of the Effective Date during his employment hereunder and shall be entitled to such merit increases in his Base Salary at the Board of Directors in their discretion may determine. The Base Salary, once increased, shall not subsequently be decreased, and the term "Base Salary," as used herein, shall include any such increases. Except as otherwise provided herein, the Company's obligation to pay Executive's Base Salary under this Agreement shall cease as of the date of termination of Executive's employment.

               (b) BONUS. Executive shall be eligible to receive an annual bonus of up to 60% of Executive's Base Salary payable after the conclusion of each fiscal year of the Company. Such bonus shall be determined by the Board of Directors contingent on and subject to the achievement by Executive of certain mutually agreed objectives relating to the Company as approved by the Chairman of the Company's Compensation Committee, which objectives are to be defined and agreed within thirty (30) days after the Effective Date and yearly thereafter prior to the commencement of each fiscal year of the Company. Executive may also receive a discretionary bonus in excess of 60% of Base Salary to be determined and approved by the Board of Directors in their discretion in the event that Executive substantially and materially exceeds the mutually agreed objectives for the Company in the reasonable judgment of the Board of Directors. Such bonus as determined and approved by the Board of Directors will be paid annually within ninety (90) days of the end of the fiscal year of the Company to which it relates. To be eligible for such bonus, Executive must be on the Company's payroll when the bonus is paid, and no payment of such bonus will be paid if Executive is not employed by the Company; provided that, if Executive's employment is terminated during the second half of a fiscal year of the Company, he shall be entitled to receive a pro rata portion of such bonus for the period of service during such year to the extent that the agreed objectives had been achieved prior to the date of termination.

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Exhibit 10.3
               (c) BENEFITS. From and after the Salary Effective Date, Executive shall be entitled to participate in employee benefit programs adopted from time to time by the Company for the benefit of its employees, including, but not limited to, reimbursement of business expenses and medical and health insurance in accordance with the Company's existing policies.

               (d) STOCK OPTIONS. As of the Effective Date of this Agreement, the Company shall grant Executive options (the "Options") to purchase 750,000 shares of Common Stock of the Company, pursuant to and all of the terms and conditions of the Company's existing Stock Option Plan, and at an exercise price equal to the fair market value of the Common Stock on the date of grant. The Options shall be incentive stock options except for any portion thereof which shall not meet all of the requirements of incentive stock options under applicable law.

               (e) WARRANTS. The Company agrees to grant Executive Warrants (the "Warrants") to purchase up to 250,000 shares of the Company's Common Stock at an exercise price equal to the fair market value of the Company's Common Stock on the date of issuance of the Warrants in two tranches of 125,000 shares each. The issuance of the Warrants shall be contingent on and subject to the achievement by Executive of certain mutually agreed objectives relating to an increase in the share value of the Company as approved by the Chairman of the Company's Compensation Committee, which objectives are to be mutually defined and agreed within thirty (30) days after the Effective Date.

               (f) LOAN. As of the Salary Effective Date, the Company shall make a loan (the "Loan") to Executive in the amount of $100,000 bearing interest at the rate of 7% and due and payable on February 15, 2000; provided, however, that the Loan shall be forgiven and discharged by the Company as additional compensation to Executive hereunder in the event that Executive shall have been continuously employed by the Company from and after the Effective Date to and including February 15, 2000. In the event that Executive should leave the employ of the Company for any reason prior to February 15, 2000, the Loan shall be due and payable by Executive in accordance with its terms unless Executive is terminated by the Company without Cause in which case the Loan shall be forgiven and discharged effective on the date of termination. The Loan shall be evidenced by a Promissory Note from Executive containing these terms and other usual and customary terms.

          4.   TERMINATION OF EXECUTIVE'S EMPLOYMENT.

               (a) DEATH. In the event Executive's employment hereunder is terminated by reason of Executive's death, the Executive's employment shall terminate without further obligation of the Company.

               (b) DISABILITY. If, as a result of Executive's incapacity due to physical or mental illness ("Disability"), Executive shall have been absent from the full-time performance of his duties with the Company for ninety (90) days during any eighteen (18) month period, and, within thirty
(30) days after written notice is provided to his by the Company, he shall not have returned to the full-time performance of his duties, Executive's

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Exhibit 10.3
employment under this Agreement may be terminated by the Company for Disability. During any period prior to such termination during which Executive is absent from the full-time performance of his duties with the Company due to Disability, the Company shall continue to pay Executive his Base Salary at the rate in effect at the commencement of such period of Disability. Following termination for Disability, Executive's Base Salary shall terminate and Executive's benefits shall be determined under the Company's retirement insurance, and other compensation and benefit plans and programs then in effect, in accordance with the terms of such programs.

               (c) TERMINATION FOR CAUSE. The Company may terminate Executive's employment under this Agreement for "Cause," at any time, but only in the event of (i) Executive's conviction of a felony (provided, however, that following indictment for a felony, and prior to conviction, the Company may, without limiting or modifying in any other way its obligations under this Agreement, suspend Executive from the performance of his duties hereunder), or (ii) a determination by the Board, acting reasonably and in good faith, that Executive has (A) failed to meet annual performance standards established by the Board and agreed by Executive, (B) habitually neglected his duties or performed his duties in a grossly incompetent manner despite adequate warnings from the Board, (C) committed materially fraudulent or dishonest actions with respect to the Company, or (D) deliberately injured or attempted to injure the Company so as to cause or attempt to cause material adverse consequences for the Company; provided, however, that Executive shall not be deemed to have been terminated for Cause unless the Board of Directors has delivered to the Executive a written warning with indicating the matter(s) prompting the notice and required remedial action to be taken by the Executive. If the matter(s) indicated in the notice are not remedied by the Executive within thirty (30) days after delivery of the notice, and then there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the Board of Directors of the Company, finding that, in the good faith opinion of such board, he failed to perform in a manner, was guilty of, or had engaged in conduct constituting, Cause as set forth herein and specifying the particulars thereof in detail. In the event of termination of Executive's employment for Cause, this Agreement shall terminate without further obligation of the Company.

               (d) TERMINATION FOLLOWING CHANGE IN CONTROL. In the event that fifty percent (50%) or more of the securities of the Company are acquired by a party not holding fifty percent (50%) or more of the securities of the Company as of the Effective Date (a "Change in Control") and Executive is not retained by the Company in a comparable executive role for a period of two (2) year thereafter or is terminated by the Company within such period, the Company shall, for the two (2) year period commencing on the date of such termination or diminished role, (i) continue to pay Executive his then Base Salary and benefits (as set forth in Sections 3(a) and 3(c) respectively),
(ii) pay Executive in each year the average bonus paid to Executive in the prior three or fewer years of service under Section 3(b) hereof, and (iii) cause all of Executive's Options which have not yet vested to immediately vest as of the date of termination and provide Executive ninety (90) days from the date of termination to exercise all or any portion of his Options.

Exhibit 10.3
               (e) TERMINATION BY THE COMPANY OTHER THAN BY REASON OF DEATH, DISABILITY OR CHANGE IN CONTROL. If Executive's employment is terminated by the Company for any reason other than Executive's death, Disability, for Cause or on a Change in Control, the Company shall continue to pay Executive his then Base Salary and benefits (as set forth in Sections 3(a) and 3(c) respectively) and the bonus under Section 3(b) hereof, which in the first year hereunder shall be 60% of Base Salary pro rata for the number of days served in such fiscal year and in any subsequent year shall be the average of Executive's bonus for the last three or fewer years pro rata for the number of says served in such fiscal year, until the expiration of the one (1) year period commencing on the date of such termination, and all of Executive's Options which have not yet vested shall immediately vest as of the date of termination and Executive shall have ninety (90) days from the date of termination to exercise all or any portion of his Options. This shall be the entire obligation of the Company to Executive for termination hereunder.

          5.   ASSIGNMENT OF INTELLECTUAL PROPERTY RIGHTS.

               (a) DEFINITION OF "INVENTIONS." As used herein, the term "Inventions" shall mean all inventions, discoveries, improvements, trade secrets, formulas, techniques, data, programs, systems, specifications, documentation, algorithms, flow charts, logic diagrams, source codes, processes and other information, including works-in-progress, whether or not subject to patent, trademark, copyright, trade secret or mask work protection, and whether or not reduced to practice, which are made, created, authored, conceived or reduced to practice by Executive, either alone or jointly with others, during the period of employment with the Company, which
(A) relate to the actual or anticipated business, activities, research or investigations of the Company or (B) result from or is suggested by work performed by Executive for the Company (whether or not made or conceived during normal working hours or on the premises of the Company), or (C) which result, to any extent, from use of the Company's premises or property.

               (b) WORK FOR HIRE. Executive expressly acknowledges that all copyrightable aspects of the Inventions (as defined below) are to be considered "works made for hire" within the meaning the Copyright Act of 1976, as amended (the "Act"), and that the Company is to be "author" within the meaning of such Act for all purposes. All such copyrightable works, as well as all copies of such works in whatever medium fixed or embodied, shall be owned exclusively by the Company as of its creation, and Executive hereby expressly disclaims any and al interest in any of such copyrightable works and waives any right of DROIT MORALE or similar rights.

               (c) ASSIGNMENT. Executive acknowledges and agrees that all Inventions constitute trade secrets of the Company and shall be the sole property of the Company or any other entity designated by the Company. In the event that title to any or all of the Inventions or any part or element thereof, may not, by operation of law, vest in the Company or such Inventions may be found as a matter of law not to be "works made for hire" within the meaning of the Act, Executive hereby conveys and irrevocably assigns to the Company, without further consideration, all his right, title and interest, throughout the universe and in perpetuity, in all Inventions and all copies of them, in whatever medium fixed

Exhibit 10.3
or embodied, and in all written records, graphics, diagrams, notes or reports relating thereto in Executive's possession or under his control, including, with respect to any of the foregoing, all rights of copyright, patent, trademark, trade secret, mask work and any and all other proprietary rights therein, the right to modify and create derivative works, the right to invoke the benefit of any priority under any international convention and all rights to register and renew same.

               (d) PROPRIETARY NOTICES; NO FILINGS; WAIVER OF MORAL RIGHTS. Executive acknowledges that all Inventions shall at the sole option of the Company bear the Company's patent, copyright, trademark, trade secret and mask work notices.

               Executive agrees not to file any patent, copyright or trademark applications relating to any Invention, except with prior written consent of an authorized representative of the Company.

               Executive hereby expressly disclaims any and all interest in any Inventions and waives any right of DROIT MORALE or similar rights, such as rights of integrity or the right to be attributed as the creator of the Invention.

               (e) FURTHER ASSURANCES. Executive agrees to assist the Company, or any party designated by the Company, promptly on the Company's request, whether before or after the termination of employment however such termination may occur, in perfecting, registering, maintaining and enforcing, in any jurisdiction, the Company's rights in the Inventions by performing all acts and executing all documents and instruments deemed necessary or convenient by the Company, including, by way of illustration and not limitation:

                    i) Executing assignments, applications and other documents and instruments in connection with (A) obtaining patents, copyrights, trademarks, mask works or other proprietary protections for the Inventions and (B) confirming the assignment to the Company of all right, title and interest in the Inventions or otherwise establishing the Company's exclusive ownership rights therein.

                    ii) Cooperating in the prosecution of patent, copyright, trademark and mask work applications, as well as in the enforcement of the Company's rights in the Inventions, including, but not limited to, testifying in court or before any patent, copyright, trademark or mask work registry office or any other administrative body.

               Executive will be reimbursed for all out-of-pocket costs incurred in connection with the foregoing, if such assistance is requested by the Company after the termination of employment. In addition, to the extent that, after the termination of employment for whatever reason, Executive's technical expertise shall be required in connection with the fulfillment of the aforementioned obligations, the Company will compensate Executive at a reasonable rate for the time actually spent by Executive at the Company's request rendering such assistance.

Exhibit 10.3
               (f) POWER OF ATTORNEY. Executive hereby irrevocably appoints the Company to be his Attorney-in-Fact in his name and on his behalf to execute any document and to take any action and to generally use his name for the purpose of giving to the Company the full benefit of the assignment provisions set forth in this Section 5.

               (g) CONSENT TO USE OF NAME. The Company reserves the right (but shall not have the obligation) to publicize Executive's name and background in connection with the marketing of the Inventions or the enforcement of the Company's rights therein. Executive is responsible for supplying to the Company his resume or curriculum vitae for such purposes. Executive agrees that the Company shall have the sole control over the type style, type size or placement of his name on any materials, or over the final content of any biography used in said material.

               (h) DISCLOSURE OF INVENTIONS. Executive will make full and prompt disclosure to the Company of all Inventions subject to assignment to the Company, and all information relating thereto in Executive's possession or under his control as to possible applications and use thereof, to an authorized representative of the Company.

               (i) NO VIOLATION OF THIRD PARTY RIGHTS. Executive represents, warrants and covenants that he:

                    i) will not, in the course of employment, knowingly infringe upon or violate any proprietary rights of any third party (including, without limitation, any third party confidential relationships, patents, copyrights, mask works, trade secrets or other proprietary rights);

                    ii) is not a party to any conflicting agreements with third parties which will prevent his from fulfilling the terms of employment and the obligations of this Agreement;

                    iii) does not have in his possession any confidential or proprietary information or documents belonging to any other person in competition with the Company and will not disclose to the Company, use, or induce the Company to use, any confidential or proprietary information or documents of any other person; and

                    iv) agrees to respect any and all valid obligations which he may now have to prior employers or to others relating to confidential information, inventions or discoveries which are the property of those prior employers or others, as the case may be.

               Executive has supplied or shall promptly supply to the Company a copy of each written agreement to which Executive is subject (other than any agreement to which the Company is a party) which includes any obligation of confidentiality, assignment of Inventions or non-competition.

Exhibit 10.3
               Executive agrees to indemnify and save harmless the Company from any loss, claim, damage, costs or expenses of any kind (including without limitation, reasonable attorney's fees) to which the Company may be subjected by virtue of an actual breach by Executive of the foregoing representations, warranties and covenants.

               (j) OBLIGATIONS UPON TERMINATION. In the event of any termination of his employment, for whatever reason, Executive will promptly
(A) deliver to the Company all physical property, discs, documents, notes, printouts and all copies thereof and other materials in Executive's possession or under Executive's control pertaining to the business of the Company, including, but not limited to, those embodying or relating to the Inventions and the Confidential Information (as defined herein), (B) deliver to the Company's patent department or legal department or other person designated by the Company all notebooks and other data relating to research or experiments or other work conducted by Executive in the scope of employment or any Inventions made, created, authored, conceived or reduced to practice by Executive, either alone or jointly with others, and (C) make full disclosure relating to any Inventions.

               If Executive would like to keep certain property, such as material relating to professional societies or other non-confidential material, upon the termination of employment with the Company, he agrees to discuss such issues with the Company. Where such a request does not put Confidential Information of the Company at risk, the Company will customarily grant the request.

               Upon termination of employment with the Company, Executive shall, if requested by the Company, reaffirm Executive's recognition of the importance of maintaining the confidentiality of the Company's Confidential Information and reaffirm all of the Executive's obligations set forth in this
Section 5.

          6.   CONFIDENTIAL INFORMATION AND NON-COMPETITION.

               (a) CONFIDENTIALITY. Executive acknowledges that in his employment hereunder he will occupy a position of trust and confidence. Executive shall not, except as may be required to perform his duties hereunder or as required by applicable law, without limitation in time or until such information shall have become public other than by Executive's unauthorized disclosure, disclose to others or use, whether directly or indirectly, any Confidential Information regarding the Company.
"Confidential Information" shall mean information about the Company, its subsidiaries and affiliates, and their respective clients and customers that is not disclosed by the Company for financial reporting purposes and that was learned by Executive in the course of his employment by the Company, including (without limitation) any proprietary knowledge, trade secrets, data, formulae, information and client and customer lists and all papers, resumes and records (including computer records) of the documents containing such Confidential Information. Executive acknowledges that such Confidential Information is specialized, unique in nature and of great value to the Company, and that such information gives the Company a competitive advantage.
 Executive agrees to deliver or return to the Company, at the Company's request at any time or upon termination or

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Exhibit 10.3
expiration of his employment or as soon as possible thereafter, all documents, computer tapes and disks, records, lists, data, drawings, prints, notes and written information (and all copies thereof) furnished by the Company or prepared by the Executive during the term of his employment by the Company.

               (b) NON-COMPETITION. During the period of Executive's employment hereunder, Executive shall not, directly or indirectly, without the prior written consent of the Company, provide consultative services or otherwise provide services to (whether as an employee or a consultant, with or without pay), own, manage, operate, join, control, participate in or be connected with (as a stockholder, partner or otherwise), any business, individual, partner, firm corporation or other entity that is then a competitor of the Company, including any entity engaged in the design, manufacture and/or distribution of network service systems or software that have substantially the same features or functionality to or otherwise competes with the systems that are designed, manufactured or distributed by the Company or any direct or indirect subsidiary of Company (each such competitor a "Competitor of the Company"); provided, however, that the "beneficial ownership" by Executive, either individually or as a member of a "group," as such terms are used in Rule 13d of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of not more than five percent (5%) of the voting stock of any publicly held corporation shall not alone constitute a violation of this Agreement. It is further expressly agreed that the Company will or would suffer irreparable injury if Executive were to compete with the Company or any subsidiary or affiliate of the Company in violation of this Agreement and that the Company would by reason of such competition be entitled to injunctive relief in a court of appropriate jurisdiction, and, the provisions of Section 11 notwithstanding, Executive further consents and stipulates to the entry of such injunctive relief in such a court prohibiting Executive from competing with the Company or any subsidiary or affiliate of the Company in violation of this Agreement. Notwithstanding the foregoing and providing that such service does not interfere in any material way with the performance of Executive's duties under this Agreement and the operations of the Company, Executive shall be permitted to perform consulting services for his prior employer Maxwell up to one day per month through July 1999 and to serve as a director of PurePulse and Dynabil.

               (c) NON-SOLICITATION OF CUSTOMERS AND SUPPLIERS. During the period of Executive's employment hereunder, Executive shall not, directly or indirectly, influence or attempt to influence customers or suppliers of the Company or any of its subsidiaries or affiliates, to divert their business to any Competitor of the Company.

               (d) NON-SOLICITATION OF EMPLOYEES. Executive recognizes that he possesses and will possess confidential information about other employees of the Company relating to their education, experience, skills, abilities, compensation and benefits and interpersonal relationships with customers of the Company. Executive recognizes that the information he possesses and will possess about these other employees is not generally known, is of substantial value to the Company in developing its business and in securing and retaining customers, and has been and will be acquired by him because of his business position with the Company. Executive agrees that, during the period of Executive's employment hereunder and for a period of one (1) year thereafter, he will not, directly or indirectly, solicit or recruit any

Exhibit 10.3
employee of the Company for the purpose of being employed by him or by any Competitor of the Company on whose behalf he is acting as an agent, representative or employee and that he will not convey any such confidential information or trade secrets about other employees of the Company to any other person.

               (e) SURVIVAL OF PROVISIONS. The obligations contained in this Section 6 shall survive the termination or expiration of Executive's employment with the Company and shall be fully enforceable thereafter in accordance with their terms. If it is determined by a court of competent jurisdiction in any state that any restriction in this Section 6 is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of that state.

          7. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be given by facsimile, e-mail or first-class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three (3) days after mailing or twenty-four (24) hours after transmission of an e-mail facsimile to the respective persons named below:

               If to Company:           QCS.net CORPORATION
                                        650 Castro Street, Suite 210
                                        Mountain View, California 94041
                                        Attention:  Chairman
                                        Facsimile:  (415) 966-1025


               If to Executive:         SEAN MALOY
                                        10065 Rue Chantemar
                                        San Diego, California 92131
                                        E-mail:  sammaloy@concentric.net

Either party may change such party's address for notices by notice duly given pursuant hereto.

          8. TERMINATION OF PRIOR AGREEMENTS. This Agreement terminates and supersedes any and all prior agreements and understandings between the parties with respect to Executive's employment and compensation by the Company.

          9. ASSIGNMENT; SUCCESSORS. This Agreement is personal in its nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided that, in the event of the merger, consolidation, transfer or sale of all or substantially all of the assets of the Company with or to any other individual or entity, this Agreement shall, subject to the provisions thereof, be binding upon and inure to the benefit of such successor and such successor shall discharge and perform all the promises, covenants, duties and obligations of the Company hereunder.

Exhibit 10.3
          10. DISPUTE RESOLUTION; GOVERNING LAW. In the event of any dispute regarding the terms of employment of Executive, including, but not limited to, any dispute regarding the negotiation and entering into of the terms of employment, any termination or employment or the interpretation or performance of the terms and conditions hereof, Executive and Company hereby agree that such dispute shall be subject to and shall be determined exclusively by binding arbitration in accordance with the rules of the American Arbitration Association. This Agreement and the legal relations thus created between the parties hereto shall be governed by and construed under and in accordance with the laws of the State of California, without giving effect to provisions thereof regarding conflict of laws.

          11. WITHHOLDING. The Company shall make such deductions and withhold such amounts from each payment made to the Executive hereunder as may be required from time to time by law, governmental regulation or order.

          12. INDEMNIFICATION. The Company will defend and indemnify Executive from any action or claim brought against Executive or the Company which arises out of the performance of Executive's duties as an officer or director of the Company to the fullest extent permitted under Section 145 of the Delaware General Corporation Law.

          13. ENTIRE AGREEMENT; HEADINGS. This Agreement embodies the entire agreement of the parties respecting the matters within its scope and may be modified only in writing. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          14. WAIVER; MODIFICATION. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times to be deemed a waiver or relinquishment of such right or power at any other time or times. This Agreement shall not be modified in any respect except by a writing executed by each party hereto.

          15. SEVERABILITY. In the event that a court of competent jurisdiction determines that any portion of this Agreement is in violation of any statute or public policy, only the portion of this Agreement that violates such statute or public policy shall be stricken. All portions of this Agreement that do not violate any statute or public policy shall continue in full force and effect. Further, any court order striking any portion of this Agreement shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Agreement.

          16. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

Exhibit 10.3
          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Executive has hereunto signed this Agreement, effective as of the date first above written.

                         QCS.net CORPORATION



                         By: /s/Marcel van Heesewijk
                             -----------------------
                             Its: Chairman of the Board of Directors
                                 -----------------------------------

                         /s/Sean Maloy
                         ------------------------
                         SEAN MALOY